UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Aquila, Inc. (the Company) is filing this Form 8-K to include pro forma financial information giving effect to the sale of its Michigan, Missouri and Minnesota natural gas distribution businesses (Sold Utilities) on April 1, 2006, June 1, 2006 and July 1, 2006, respectively. Individually these asset sales were not significant dispositions, but in the aggregate, the total book value of the related businesses sold was significant.

On April 1, 2006, we closed the sale of our Michigan gas operations to Michigan Gas Utilities Corporation and received gross cash proceeds of $314.9 million, including the base purchase price of $269.5 million plus preliminary working capital and other adjustments of $45.4 million. The working capital and other adjustments are expected to be “trued up” in the third quarter of 2006 through a final payment to or from the buyer.

On June 1, 2006, we closed the sale of our Missouri gas operations to The Empire District Gas Company and received gross cash proceeds of $102.1 million, including the base purchase price of $85.0 million plus preliminary working capital and other adjustments of $17.1 million. The working capital and other adjustments are expected to be “trued up” in the fourth quarter of 2006 through a final payment to or from the buyer.

On July 1, 2006, we closed the sale of our Minnesota gas operations to Minnesota Energy Resources Corporation and received gross cash proceeds of $333.3 million, including the base purchase price of $288.0 million plus preliminary working capital and other adjustments of $45.3 million. The working capital and other adjustments are expected to be “trued up” in the fourth quarter of 2006 through a final payment to or from the buyer.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of the Company, taking into account the aggregate effect of the sale of its Michigan, Missouri and Minnesota natural gas distribution businesses assuming: (1) for the unaudited pro forma consolidated balance sheet, the sale closed on March 31, 2006, and (2) for the unaudited pro forma consolidated statement of income of the three months ended March 31, 2006 and the year ended December 31, 2005, the sale closed on the first day of the periods being presented.

The unaudited pro forma consolidated balance sheet as of March 31, 2006, and statement of income for the three months ended March 31, 2006 are based on the historical information provided in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the period ended March 31, 2006. The unaudited pro forma consolidated statement of income for the year ended December 31, 2005 is based on the historical information provided in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2005. The unaudited pro forma consolidated financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on the first day of the period being presented, as assumed above, nor is the information necessarily indicative of future financial position or operating results of the Company.

Aquila, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Three Months Ended March 31, 2006

In millions, except per share amounts	Aquila, Inc. as filed	Less: Historical Sold Utilities	Pro Forma Adjustments	Pro Forma
Sales:
Electricity—regulated	$169.3			$169.3
Natural gas—regulated	253.2			253.2
Other—non-regulated	8.5			8.5
Total sales	431.0			431.0
Cost of sales:
Electricity—regulated	97.4			97.4
Natural gas—regulated	199.5			199.5
Other—non-regulated	17.3			17.3
Total cost of sales	314.2			314.2
Gross profit	116.8			116.8
Operating expenses:
Operation and maintenance expense	71.2			71.2
Taxes other than income taxes	8.9			8.9
Restructuring charges	2.0			2.0
Net loss on sale of assets and other charges	.7			.7
Depreciation and amortization expense	27.1			27.1
Total operating expenses	109.9			109.9
Operating Income	6.9			6.9
Other income (expense), net	1.7			1.7
Interest expense	37.0			37.0
Loss from continuing operations before income taxes	(28.4)			(28.4)
Income tax benefit	(10.8)			(10.8)
Loss from continuing operations	(17.6)			(17.6)
Earnings from discontinued operations, net of tax	16.5	(15.5)		1.0
Net loss	$ (1.1)	$(15.5)		$ (16.6)
Basic and diluted earnings (loss) per common share:
Continuing operations	$(.05)	$–		$(.05)
Discontinued operations	.05	(.05)		–
Net loss	$–	$(.05)		$(.05)

Aquila, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2005

In millions, except per share amounts	Aquila, Inc. as filed	Less: Historical Sold Utilities	Pro Forma Adjustments	Pro Forma
Sales:
Electricity—regulated	$684.1			$684.1
Natural gas—regulated	606.5			606.5
Other—non-regulated	23.6			23.6
Total sales	1,314.2			1,314.2
Cost of sales:
Electricity—regulated	355.4			355.4
Natural gas—regulated	452.1			452.1
Other—non-regulated	56.2			56.2
Total cost of sales	863.7			863.7
Gross profit	450.5			450.5
Operating expenses:
Operating expense	351.0			351.0
Restructuring charges	6.6			6.6
Net loss on sale of assets and other charges	55.4			55.4
Depreciation and amortization expense	106.4			106.4
Total operating expenses	519.4			519.4
Other income (expense):
Other income	18.0			18.0
Total other income	18.0			18.0
Interest expense	150.2			150.2
Loss from continuing operations before income taxes	(201.1)			(201.1)
Income tax benefit	(43.1)			(43.1)
Loss from continuing operations	(158.0)			(158.0)
Loss from discontinued operations, net of tax	(72.0)	(29.5)		(101.5)
Net loss	$(230.0)	$(29.5)		$(259.5)
Basic and diluted loss per common share:
Continuing operations	$(.40)	$–		$(.40)
Discontinued operations	(.20)	(.08)		(.28)
Net loss	$(.60)	$(.08)		$(.68)

Aquila, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2006

In millions	Aquila, Inc as filed	Less: Historical Sold Utilities	Pro Forma Adjustments	Pro Forma

Assets
Current assets:
Cash and cash equivalents	$263.6		$741.8	$1,005.4
Restricted cash	30.8			30.8
Funds on deposit	134.9			134.9
Accounts receivable, net	251.5			251.5
Inventories and supplies	90.3			90.3
Price risk management assets	119.3			119.3
Other current assets	42.6			42.6
Current assets of discontinued operations	193.3	(162.8) (a)		30.5
Total current assets	1,126.3	(162.8)	741.8	1,705.3

Utility plant, net	1,746.9			1,746.9
Non-utility plant, net	133.1			133.1
Price risk management assets	129.5			129.5
Goodwill, net	111.0			111.0
Prepaid pension	64.3			64.3
Deferred charges and other assets	154.8			154.8
Non-current assets of discontinued operations	733.2	(419.8) (a)		313.4
Total Assets	$4,199.1	$(582.6)	$741.8	$4,358.3

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$125.2			$125.2
Accounts payable	156.4			156.4
Accrued interest	48.8			48.8
Other accrued liabilities	155.1		5.2	160.3
Price risk management liabilities	110.3			110.3
Customer funds on deposit	30.3			30.3
Current liabilities of discontinued operations	25.0	(13.5) (a)		11.5
Total current liabilities	651.1	(13.5)	5.2	642.8
Long-term liabilities:
Long-term debt, net	1,853.0			1,853.0
Deferred income taxes and credits	71.7		77.0 (b)	148.7
Price risk management liabilities	98.3			98.3
Deferred credits	151.9			151.9
Non-current liabilities of discontinued operations	63.8	(35.1) (a)		28.7
Total long-term liabilities	2,238.7	(35.1)	77.0	2,280.6

Common shareholders' equity	1,309.3		125.6 (c)	1,434.9
Total Liabilities and Shareholders' Equity	$4,199.1	$(48.6)	$207.8	$4,358.3

Aquila, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(a)

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the assets and liabilities of our Michigan, Missouri and Minnesota natural gas distribution businesses were classified as discontinued assets and liabilities, respectively, on Aquila, Inc.’s reported balance sheet.

(b)	Represents an increase in the company’s consolidated net deferred income tax liability associated with the sale transactions.

(c)	The sale transaction is estimated to result in a pro forma net increase in common shareholders’ equity due to the estimated after-tax gains on the sale of our natural gas distribution businesses.

(c) Exhibits

*Exhibit—10(a)(24), Asset Purchase Agreement by and between the Company and The Empire District Electric Company, dated September 21, 2005 (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 27, 2005 (the “September 27 Form 8-K”)).

*Exhibit—10(a)(25), Asset Purchase Agreement by and between the Company and WPS Michigan Utilities, dated September 21, 2005 (Exhibit 10.2 to the September 27 Form 8-K).

*Exhibit—10(a)(26), Asset Purchase Agreement by and between the Company and WPS Minnesota Utilities, dated September 21, 2005 (Exhibit 10.3 to the September 27 Form 8-K).

* Exhibits are incorporated by reference as indicated pursuant to Rule 12(b)-23.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:         /s/ Rick J. Dobson

Rick J. Dobson

Senior Vice President and

Chief Financial Officer

Date: July 7, 2006